                                                                     EXHIBIT 4.5



                                  $300,000,000
                         Chesapeake Energy Corporation
                   $150,000,000 7 7/8% Senior Notes due 2004
                   $150,000,000 8 1/2% Senior Notes due 2012

                         REGISTRATION RIGHTS AGREEMENT

                                                                  March 12, 1997


DONALDSON, LUFKIN & JENRETTE
         SECURITIES CORPORATION
BEAR, STEARNS & CO. INC.
J.P. MORGAN SECURITIES INC.
LEHMAN BROTHERS INC.
c/o Donaldson, Lufkin & Jenrette
      Securities Corporation
277 Park Avenue
New York, New York 10172

Ladies and Gentlemen:

                 Chesapeake Energy Corporation, an Oklahoma corporation (the "Company"), and its subsidiaries listed on the signature pages hereto (the "Subsidiary Guarantors") propose to issue and sell to you (the "Initial Purchasers"), upon the terms set forth in a purchase agreement of even date herewith (the "Purchase Agreement"), $150,000,000 principal amount of the Company's 7 7/8% Senior Notes due 2004 (the "2004 Senior Notes") and $150,000,000 principal amount of the Company's 8 1/2% Senior Notes due 2012 (the "2012 Senior Notes" and, collectively with the 2004 Senior Notes, the "Senior Notes"). The 2004 Senior Notes and the 2012 Senior Notes will be issued pursuant to separate indentures, each to be dated as of March 15, 1997 (respectively, the "2004 Senior Notes Indenture" and the "2012 Senior Notes Indenture" and, collectively, the "Indentures") by and among the Company, the Subsidiary Guarantors and United States Trust Company of New York, as trustee (with respect to each of the Indentures, the "Trustee"), substantially in the forms previously furnished to you.

                 Capitalized terms used but not specifically defined herein are defined in the Purchase Agreement and used herein as so defined. References to each issue of Senior Notes shall include the related Guarantees (as defined in the related Indenture) of the Subsidiary Guarantors. As used herein, "Registrable Senior Notes" shall mean each Senior Note of each issue, until the earliest to occur of (a) the date on which such Senior Note is exchanged in the applicable Registered Exchange Offer for an Exchange Note (each as defined below) of such issue and entitled to be resold to the
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public by the holder thereof without complying with the prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"),
(b) the date on which such Senior Note has been effectively registered under the Securities Act and disposed of pursuant to a Senior Notes Shelf Registration (as defined below) and (c) the date on which such Senior Note is distributed to the public pursuant to Rule 144 under the Securities Act or by a Broker-Dealer (as defined below) pursuant to the "Plan of Distribution" contemplated by the registration statement relating to the Registered Exchange Offer (including delivery of the prospectus contained therein).

                 In consideration of the premises, and the mutual covenants, representations, warranties and agreements herein contained, the parties hereby agree as follows:

                 1.       Registered Exchange Offers.

                 (a) Promptly (and in any event not more than 60 days) following the closing date of the sale of the Senior Notes (the "Closing Date"), the Company and the Subsidiary Guarantors shall file with the Commission, with respect to each of the 2004 Senior Notes and the 2012 Senior Notes, a registration statement on an appropriate form under the Securities Act with respect to proposed offers (the "Registered Exchange Offers") to the holders of the Registrable Senior Notes of the applicable issue to issue and deliver to such holders, in exchange for the Registrable Senior Notes of such issue, a like principal amount of debt securities of the Company identical in all material respects to the Registrable Senior Notes of such issue (the "Exchange Notes"), shall use their best efforts to cause such registration statement to become effective under the Securities Act no later than 160 days after the Closing Date and, upon the effectiveness of such registration statement, shall commence each Registered Exchange Offer and shall cause the same to remain open for such period of time to be determined by the Company (but not less than 30 nor more than 60 days after the commencement of the applicable Registered Exchange Offer), and to be conducted in accordance with such procedures, as may be required by the applicable provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), it being the objective of such Registered Exchange Offers to enable each holder of Registrable Senior Notes of the applicable issue electing to exchange Registrable Senior Notes of such issue for Exchange Notes of such issue (assuming that such holder is not an affiliate of the Company within the meaning of the Securities Act, acquires the Exchange Notes in the ordinary course of such holder's business and has no arrangements with any person to participate in the distribution of the Exchange Notes) to trade such Exchange Notes from and after their receipt without any limitations or restrictions under the Securities Act, subject as to a Broker-Dealer to the provisions of
Section 1(b) hereof, or the Exchange Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

                 (b) The Company shall indicate in a "Plan of Distribution" section contained in the final prospectus constituting a part of the registration statement relating to the Registered Exchange Offers that any broker or dealer registered under the Exchange Act (each a "Broker-Dealer") who holds Registrable Senior Notes that were acquired for its own account as a result of market-making activities or other trading activities (other than Registrable Senior Notes acquired





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directly from the Company), may exchange such Registrable Senior Notes for
Exchange Notes of the applicable issue pursuant to the applicable Registered Exchange Offer; however, such Broker-Dealer may be deemed an "underwriter" within the meaning of the Securities Act and, therefore, must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Notes received by it in the applicable Registered Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the final prospectus contained in the registration statement relating to such Registered Exchange Offer. Such "Plan of Distribution" section also shall state that the delivery by a Broker-Dealer of the final prospectus relating to the Registered Exchange Offer in connection with resales of Exchange Notes shall not be deemed to be an admission by such Broker-Dealer that it is an "underwriter" within the meaning of the Securities Act, and shall contain all other information with respect to resales of the Exchange Notes by Broker-Dealers that the Commission may require in connection therewith, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Exchange Notes held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.

                 (c) In connection with such Registered Exchange Offers and the offer and sale of Exchange Notes by Broker-Dealers as contemplated above, the Company and the Subsidiary Guarantors shall take such other and further action, including making appropriate filings under state securities laws and delivering such number of final prospectuses relating to the Registered Exchange Offers as any Broker-Dealer proposing to deliver the same in connection with its resales of Exchange Notes may reasonably request, as may be necessary to realize the foregoing objectives. The Company and the Subsidiary Guarantors shall cause the registration statement relating to the Registered Exchange Offers to remain continuously effective for a period of one year, if required, from the date on which such registration statement is first declared effective, and shall supplement or amend the prospectus contained therein to the extent necessary to permit such prospectus (as supplemented or amended) to be delivered by Broker-Dealers in connection with their resales of Exchange Notes as aforesaid.

                 2. Senior Notes Shelf Registration. If, because of any change in currently prevailing interpretations of the Commission's staff, the Company is not permitted to effect a Registered Exchange Offer, as contemplated by Section 1 hereof, the following provisions shall apply with respect to each issue of Senior Notes:

                 (a) Promptly (and in any event not more than 60 days) following the date of closing (the "Closing Date") of the sale of the Senior Notes, the Company and the Subsidiary Guarantors shall file with the Commission, and thereafter use their best efforts to have declared effective not later than 160 days after the Closing Date, a registration statement on an appropriate form under the Securities Act relating to the offer and sale of the Registrable Senior Notes by the holders thereof, from time to time in accordance with the methods of distribution set forth in such registration statement and Rule 415 under the Securities Act (the "Senior Notes Shelf Registration").





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                 (b)      The Company and the Subsidiary Guarantors agree to
use their best efforts to keep the registration statement relating to the Senior Notes Shelf Registration continuously effective in order to permit the prospectus included therein to be usable by the holders of the Registrable Senior Notes for a period of three years from the Closing Date or such shorter period (i) as may be set forth in any amendment to Rule 144(k) of the Securities Act of 1933, or any amendment thereto, when such amendment becomes effective, or (ii) that will terminate when all the Registrable Senior Notes covered by the registration statement have been sold pursuant to such registration statement; provided, that the Company and the Subsidiary Guarantors shall be deemed not to have used their best efforts to keep the registration statement effective during the requisite period if they voluntarily take any action that would result in holders of the Registrable Senior Notes covered thereby not being able to offer and sell such Registrable Senior Notes during that period, unless such action is required by applicable law, and provided, further, that the foregoing shall not apply if the Company determines, in its reasonable judgment, upon advice of counsel, as authorized by a resolution of its Board of Directors, that the continued effectiveness and usability of such registration statement would (i) require the disclosure of material information, which the Company has a bona fide business reason for preserving as confidential, or (ii) interfere with any financing, acquisition, corporate reorganization or other material transaction involving the Company or any of its Affiliates (as defined in the rules and regulations adopted under the Exchange Act); provided, however, that the failure to keep the registration statement effective and usable for offers and sales of Registrable Senior Notes for such reasons shall last no longer than 60 days in any 12-month period (whereafter Senior Notes Liquidated Damages (as defined in Section 6) shall accrue and be payable), so long as the Company promptly thereafter complies with the requirements of Section 3(h) hereof, if applicable. Any such period during which the Company and the Subsidiary Guarantors fail to keep the registration statement effective and usable for offers and sales of Registrable Senior Notes is referred to as a "Suspension Period." A Suspension Period shall commence on and include the date that the Company gives notice that the registration statement is no longer effective or the prospectus included therein is no longer usable for offers and sales of Registrable Senior Notes and shall end on the date when each seller of Registrable Senior Notes covered by such registration statement either receives the copies of the supplemented or amended prospectus contemplated by Section 3(h) hereof or is advised in writing by the Company that use of the prospectus may be resumed.

                 (c) Notwithstanding any other provisions of this Agreement to the contrary, the Company and the Subsidiary Guarantors will cause the Senior Notes Shelf Registration and the related prospectus and any amendment or supplement thereto, as of the effective date of such registration statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                 3. Registration Procedures. In connection with, to the extent applicable, any Registered Exchange Offer pursuant to Section 1 hereof, or any Senior Notes Shelf Registration





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pursuant to Section 2 hereof, the following provisions shall apply with respect to each issue of Senior Notes:

                 (a) If requested by any holder of Registrable Senior Notes or the managing underwriter, if any, with respect to the Senior Notes Shelf Registration, the Company shall furnish to each such holder of Registrable Senior Notes or such managing underwriter, prior to the filing thereof with the Commission, a copy of the applicable registration statement and each amendment thereof and each supplement, if any, to the prospectus included therein. The Company shall use its best efforts to reflect in each such document, when so filed with the Commission, such comments as such holder or managing underwriter reasonably may propose.

                 (b) The Company shall advise the holders of Registrable Senior Notes or the Exchange Notes, and the managing underwriter, if any, and, if requested by any such person, confirm such advice in writing:

                 (i) when the applicable registration statement and any amendment thereto has been filed with the Commission and when the registration statement or any post-effective amendment thereto has become effective;

                 (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the applicable registration statement or the initiation of any proceedings for that purpose;

                 (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Senior Notes or the Exchange Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                 (iv) of the happening of any event that requires the making of any changes in the registration statement or the prospectus in order to make the statements therein not misleading (which advice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made).

                 (c) The Company will make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible time.

                 (d) The Company will furnish to each holder of the Registrable Senior Notes or the Exchange Notes included within the coverage of the Registered Exchange Offer or the Senior Notes Shelf Registration, as appropriate, without charge, at least one copy of the registration statement in the form in which it was declared effective by the Commission and any post-effective amendment thereto, including financial statements and schedules, and, if the holder so requests in writing, all exhibits (including those incorporated by reference).





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                 (e)      The Company will deliver to each holder of the
Registrable Senior Notes or the Exchange Notes included within the coverage of the Registered Exchange Offer or the Senior Notes Shelf Registration, as appropriate, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the registration statement and any amendment or supplement thereto as such persons may reasonably request; the Company consents to the use of the prospectus or any amendment or supplement thereto by each of the selling holders of the Registrable Senior Notes or the Exchange Notes in connection with the offering and sale of the Registrable Senior Notes or the Exchange Notes covered by the prospectus or any amendment or supplement thereto.

                 (f) Prior to any public offering of the Registrable Senior Notes or the Exchange Notes pursuant to the Registered Exchange Offer or the Senior Notes Shelf Registration, as the case may be, the Company will register or qualify, or cooperate with the holders of the Registrable Senior Notes or the Exchange Notes covered thereby and their respective counsel in connection with the registration or qualification of, such Registrable Senior Notes or Exchange Notes for offer and sale under the securities or blue sky laws of such jurisdictions as any seller reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions, of the Registrable Senior Notes or the Exchange Notes covered by the Registered Exchange Offer or the Senior Notes Shelf Registration, as the case may be; provided, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

                 (g) The Company will cooperate with the holders of the Registrable Senior Notes and the Exchange Notes to facilitate the timely preparation and delivery of certificates representing the Registrable Senior Notes and the Exchange Notes to be sold in the Registered Exchange Offer or the Senior Notes Shelf Registration, as the case may be, free of any restrictive legends and in such denominations and registered in such names as the holders may request prior to sales of the Registrable Senior Notes or the Exchange Notes, pursuant to the Registered Exchange Offer or the Senior Notes Shelf Registration, as the case may be.

                 (h) Upon the occurrence of any event contemplated by paragraph (b)(v) above, the Company will prepare a post-effective amendment to the registration statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to purchasers of the Registrable Senior Notes or the Exchange Notes, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.

                 (i) Not later than the effective date of the applicable registration statement, the Company will provide a CUSIP number for the Registrable Senior Notes or the Exchange Notes, as the case may be, and provide the Trustee with printed certificates for the Registrable Senior Notes or the Exchange Notes, as the case may be, in a form eligible for deposit with The Depository Trust Company.





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                 (j)      The Company will use its best efforts to comply with
all applicable rules and regulations of the Commission and will make generally available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 60 days after the end of 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of each of the Registered Exchange Offer and the Senior Notes Shelf Registration, which statements shall cover such 12-month period.

                 (k) The Company will cause the Indenture to be qualified under the Trust Indenture Act of 1939 upon effectiveness of the registration statement contemplated by Section 1(a) or Section 2(a).

                 (l) The Company may require each holder of Registrable Senior Notes to be sold pursuant to the Senior Notes Shelf Registration, to furnish to the Company such information regarding the holder and the distribution of such Registrable Senior Notes as the Company may from time to time reasonably require for inclusion in the registration statement.

         4. Registration Expenses. The Company and the Subsidiary Guarantors will bear all expenses incurred in connection with the performance of their obligations under Sections 1 through 3 hereof and will bear or reimburse the holders of the Registrable Senior Notes for the reasonable fees and disbursements of one firm of counsel designated by the holders of a majority in principal amount of the Registrable Senior Notes to act as counsel for the holders of the Registrable Senior Notes in connection therewith.

         5.      Indemnification.

         (a) Indemnification by Company and the Subsidiary Guarantors. The Company and the Subsidiary Guarantors, jointly and severally, shall indemnify and hold harmless (i) each Initial Purchaser, (ii) in the case of any Senior Notes Shelf Registration, each holder of Registrable Senior Notes, and (iii) in the case of any Registered Exchange Offer, each Broker-Dealer who holds Exchange Notes acquired for its own account pursuant to the Exchange Offer, and, in any such case, each Initial Purchaser's and such holder's officers, directors, employees and agents and each person who controls each such Initial Purchaser, now or hereafter, and each such holder within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes hereinafter referred to as an "Indemnified Person") from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus or in any amendment or supplement thereto relating to the Senior Notes Shelf Registration or the Registered Exchange Offer, as the case may be, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or allegation thereof based upon information relating to such Indemnified Person furnished in writing





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to the Company by such Indemnified Person expressly for use therein.  The indemnity will be in addition to any liability which the Company and the Subsidiary Guarantors may otherwise have.

                 If any action or proceeding (including any governmental investigation or inquiry) shall be brought or asserted against an Indemnified Person in respect of which indemnity may be sought from the Company or the Subsidiary Guarantors, such Indemnified Person shall promptly notify the Company and the Subsidiary Guarantors in writing, and the Company and the Subsidiary Guarantors shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person and the payment of all reasonable expenses. Such Indemnified Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expense of such Indemnified Person unless (a) the Company and the Subsidiary Guarantors have agreed to pay such fees and expenses or (b) the Company and the Subsidiary Guarantors shall have failed to assume the defense of such action or proceeding and to employ counsel reasonably satisfactory to such Indemnified Person in any such action or proceeding within a reasonable time after notice of commencement of such action or proceeding or (c) the named parties to any such action or proceeding (including any impleaded parties) include such Indemnified Person and the Company and/or the Subsidiary Guarantors, and such Indemnified Person shall have been advised in writing by counsel that there may be one or more legal defenses available to such Indemnified Person which are different from or additional to those available to the Company and/or the Subsidiary Guarantors (in which case, if such Indemnified Person notifies the Company and the Subsidiary Guarantors in writing that it elects to employ separate counsel at the expense of the Company and the Subsidiary Guarantors, the Company and the Subsidiary Guarantors shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Person, it being understood, however, that the Company and the Subsidiary Guarantors shall not, in connection with any one such action or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for such Indemnified Person and any other Indemnified Persons, which firm shall be designated in writing by such Indemnified Persons (which shall be reasonably satisfactory to the Company and the Subsidiary Guarantors), and that all such fees and expenses shall be reimbursed as they are billed). The Company and the Subsidiary Guarantors shall not be liable for any settlement of any such action or proceeding effected without their written consent (not to be unreasonably withheld), but if settled with their written consent, or if there be a final, unappealable judgment for the plaintiff in any such action or proceeding, the Company and the Subsidiary Guarantors agree to indemnify and hold harmless such Indemnified Persons from and against any loss or liability by reason of such settlement or judgment. The Company and the Subsidiary Guarantors shall not, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is a party and indemnity has been sought hereunder by such Indemnified Person; provided however, that the Company and the Subsidiary Guarantors may effect such a settlement without the consent of such Indemnified Person if such settlement includes an unconditional release of such Indemnified Person from all lability for claims that are the subject matter of such proceeding or the Company and the Subsidiary Guarantors





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indemnify such Indemnified Person in writing and post a bond for an amount equal to the maximum liability for all such claims as contemplated above.

         (b) Indemnification by Holders. In the event of a Senior Notes Shelf Registration, each holder of Registrable Senior Notes agrees to indemnify and hold harmless the Company and the Subsidiary Guarantors, their directors and officers, employees and agents and each person, if any, controlling the Company and the Subsidiary Guarantors within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such holder, but only with respect to information relating to such holder or the distribution furnished in writing by such holder expressly for use in any registration statement or prospectus or any amendment or supplement thereto or any preliminary prospectus relating to the Senior Notes Shelf Registration, provided, however, that no such holder shall be liable for any indemnity claims hereunder in excess of the amount of net proceeds received by such holder from the sale of Registrable Senior Notes pursuant to the Senior Notes Shelf Registration. If any action or proceeding shall be brought against the Company, the Subsidiary Guarantors or their directors, officers, employees or agents or any such controlling person, in respect of which indemnity may be sought against a holder of Registrable Senior Notes, such holder shall have the rights and duties given the Company and the Subsidiary Guarantors and the Company and the Subsidiary Guarantors or their directors, officers, employees or agents or such controlling person shall have the rights and duties given to each holder by Section 5(a) hereof. The Company and the Subsidiary Guarantors shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such persons specifically for inclusion in any prospectus or registration statement or any amendment or supplement thereto.

         (c)     Contribution.   If the indemnification provided for in this
Section 5 is unavailable to an indemnified party under Section 5(a) or Section 5(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or judgments in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and the Subsidiary Guarantors on the one hand and of the Indemnified Person on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company and the Subsidiary Guarantors on the one hand and of the Indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Subsidiary Guarantors or by the Indemnified Person and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 5(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

                 The Company, the Subsidiary Guarantors and the holders of the Registrable Senior Notes and Exchange Notes agree that it would not be just and equitable if contribution pursuant to this Section 5(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                 6.       Additional Interest Under Certain Circumstances;
Remedies.

                 If the Company and the Subsidiary Guarantors fail to file within 60 days, or cause to become effective within 160 days, the registration statement relating to the Registered Exchange Offers or the Senior Notes Shelf Registration, as applicable, or (subject to Section 2(b)) the Senior Notes Shelf Registration is declared effective but thereafter ceases to be effective in connection with resales of the Registrable Senior Notes (each such event, a "Registration Default"), then the Company agrees to pay to each holder of Registrable Senior Notes of the applicable issue, accruing from the date of the first such Registration Default, liquidated damages in an amount equal to one-half of one percent (0.5%) per annum of the principal amount of Registrable Senior Notes held by such holder during the first 160-day period immediately following the occurrence of the first such Registration Default, increasing by an additional one-half of one percent (0.5%) per annum of the principal amount of such Registrable Senior Notes during each subsequent 160-day period, up to a maximum amount of liquidated damages equal to two percent (2.0%) per annum of the principal amount of such Registrable Senior Notes ("Senior Notes Liquidated Damages"), and ceasing to accrue on the date such Registration Default has been cured by, as applicable, the filing, declaration of effectiveness or withdrawal of suspension of effectiveness of the applicable registration statement. The Company shall notify the Trustee within one business day after (i) each and every Registration Default and (ii) the date the Registration Default has been so cured. Until the Trustee and the Paying Agent have received an Officers' Certificate from the Company to the effect that all Senior Notes Liquidated Damages then due have been paid in full, the Company (in respect of any payment date) shall pay Senior Notes Liquidated Damages then due by depositing with the Trustee, in trust, for the benefit of the affected holders of Registrable Senior Notes, on or before the applicable semi-annual interest payment date, immediately available funds in sums sufficient to pay the liquidated damages then due and provide to the Trustee and the Paying Agent a list of holders entitled to Senior Notes Liquidated Damages together with the amount of cash such holder is due. The Senior Notes Liquidated Damages amount due shall be payable as additional interest (from funds received pursuant to such deposit) on each interest payment date to the record holder and Registrable Senior Notes entitled to receive the interest payment to be made on such date as set forth in the Indenture.





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
                 7.       Miscellaneous.

                 (a) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of holders of a majority in aggregate principal amount of the Registrable Senior Notes (insofar as such matters relate to the Registrable Senior Notes) or the Exchange Notes (insofar as such matters relate to the Exchange Notes).

                 (b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

                 (1) if to a holder of Registrable Senior Notes or Exchange Notes, at the most current address given by such holder to the Company in accordance with the provisions of this Section 7(b), which address initially is, with respect to each holder, the address of such holder to which confirmation of the sale of the Senior Notes was first sent by an Initial Purchaser, with a copy in like manner to Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10167, Attention: Corporate Finance Department, Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167,
         Attention: Corporate Finance Department, J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260, Attention: Corporate Finance Department and Lehman Brothers Inc., 200 Vesey Street, 3 World Financial Center, New York, New York 10285, Attention: Corporate Finance Department;

                 (2) if to an Initial Purchaser, to the addresses set forth in clause (b)(1) above; and

                 (3) if to the Company, initially at its address set forth in the Purchase Agreement.

                 All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged by recipient's telecopy operator, if telecopied; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

                 (a) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent holders of the Registrable Senior Notes.

                 (b) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                 (c) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                 (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws to the extent the application of the law of another jurisdiction would be required thereby.

                 (e) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE


                 IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above:



                                        Very truly yours,

                                        CHESAPEAKE ENERGY CORPORATION



                                        By: /s/ AUBREY K. MCCLENDON
                                            -----------------------------------
                                        Name:   Aubrey K. McClendon
                                        Title:  Chairman and CEO

                                        SUBSIDIARY GUARANTORS:

                                        CHESAPEAKE OPERATING, INC.
                                        CHESAPEAKE GAS DEVELOPMENT CORPORATION

                                        For each of the above:



                                        By: /s/ AUBREY K. MCCLENDON
                                            -----------------------------------
                                        Name:   Aubrey K. McClendon
                                        Title:  Chairman and CEO


                                        CHESAPEAKE EXPLORATION LIMITED
                                        PARTNERSHIP

                                        By: Chesapeake Operating, Inc.,
                                            General Partner



                                        By: /s/ AUBREY K. MCCLENDON
                                            -----------------------------------
                                        Name:   Aubrey K. McClendon
                                        Title:  Chairman and CEO

                  REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE

Accepted and agreed to as of
the first date written above

DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION





By: /s/ RALPH EADS
    -------------------------------------------------
Name:   Ralph Eads
Title:  Managing Director

BEAR, STEARNS & CO. INC.



By: /s/ J. ANDREW BUGAS
    -------------------------------------------------
Name:   J. Andrew Bugas
Title:  Senior Managing Director


J.P. MORGAN SECURITIES INC.



By: /s/ SETH BERNSTEIN
    -------------------------------------------------
Name:   Seth Bernstein
Title:  Managing Director


LEHMAN BROTHERS INC.



By: /s/ H. E. MCGEE III
    -------------------------------------------------
Name:   H. E. McGee III
Title:  Managing Director